UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 25, 2019

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $1.00 per share	IIN	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Preliminary Note:

This Form 8-K/A amends and updates the disclosures made in the Current Report on Form 8-K filed by IntriCon Corporation (the “Company”) with the Securities and Exchange Commission on July 1, 2018.

Item 2.05.       Costs Associated with Exit or Disposal Activities.

On June 25, 2019, the officers of the Company approved the closing of its IntriCon UK Limited subsidiary, which is expected to reduce costs by approximately $1.0 million annually. As part of this plan, IntriCon UK Limited ceased all business activity effective June 28, 2019, completed the sale of its PC Werth accessory business assets and entered into a distribution agreement with Puretone Ltd., whereby Puretone will distribute IntriCon branded hearing aids into the National Health Service system on the Company’s behalf. The decision to close IntriCon U.K. not only provides the Company with a reduced cost structure, but enables the Company to better focus our resources on our value-based hearing healthcare opportunities, most notably the large emerging OTC hearing aid market in the United States.

In connection with its decision to close IntriCon UK Limited, the Company is evaluating the resulting asset impairment and one-time employee termination costs. The Company currently estimates the one-time employee termination costs to approximate $100,000 to $200,000.  In addition, the Company estimates one-time, non-cash impairment charges, including write-off of leasehold improvements, intercompany currency translation, and prepaid assets, to range from $800,000 to $1,200,000. The majority of the expected charges will be recorded in the Company’s results from discontinued operations for the second quarter ending June 30, 2019. IntriCon UK Limited generated revenue of $2.5 million in 2018 and $1.1 million in the first half of 2019.

Item 2.06.      Material Impairments.

The information set forth above in Item 2.05 is hereby incorporated into Item 2.06 by reference.

Item 7.01 Regulation FD Disclosure.

        On July 2, 2019, the Company issued a press release concerning its UK Limited subsidiary. A copy of the press release is furnished as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

Statements made in this Current Report on Form 8-K that are not historical facts, such as estimates of costs or charges, or reductions in costs or charges, as a result of the closing of the Company’s IntriCon UK Limited subsidiary, or that include forward-looking terminology, such as “estimated,” “expected” and “anticipated,” are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be affected by known and unknown risks, uncertainties and other factors that are beyond the Company’s control, and may cause the Company’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and other factors are detailed from time to time in the Company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2018. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
99.1	Press Release dated July 2, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRICON CORPORATION

	By:	/s/ Scott Longval
	Name:	Scott Longval
	Title:	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Date: July 2, 2019

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Exhibit Index

Exhibit No.	Description
99.1	Press Release dated July 2, 2019

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